EXHIBIT 21

PHILLIPS-VAN HEUSEN CORPORATION SUBSIDIARIES

The following table lists all of the subsidiaries of Phillips-Van Heusen Corporation and the jurisdiction of incorporation of each subsidiary. Each subsidiary does business under its corporate name indicated in the table.

Name	State or Other Jurisdiction of Incorporation

BassNet, Inc.	Delaware
Calvin Klein, Inc.	New York
Camisas Modernas, S.A.	Guatemala
CK Service Corp.	Delaware
Cluett Peabody Resources Corporation	Delaware
Cluett, Peabody & Co., Inc.	Delaware
Confezioni Moda Italia S.r.l.	Italy
Elmira 3 B.V.	Netherlands
HHS Investments (Japan) Ltd.	British Virgin Islands
Hilfiger Beteiligungsgesellschaft mbH	Germany
Hilfiger Holdings Germany GmbH & Co. KG	Germany
Hilfiger Stores GmbH	Switzerland
Hilfiger Stores B.V.	Netherlands
Hilfiger Stores Denmark Aps	Denmark
Hilfiger Stores France SAS	France
Hilfiger Stores GesmbH	Austria
Hilfiger Stores GmbH	Germany
Hilfiger Stores Ireland Ltd.	Ireland
Hilfiger Stores Ltd.	England
Hilfiger Stores BVBA	Belgium
Hilfiger Stores S.r.l.	Italy
Hilfiger Stores SpZoo	Poland
Hilfiger Stores SRO	Czech Republic
Hilfiger Stores Sweden AB	Sweden
izod.com inc.	Delaware
Karl Lagerfeld LLC	Delaware
Novel Sportswear Holdings (Japan) Ltd.	British Virgin Islands
Phillips-Van Heusen (Far East) Ltd.	Hong Kong
Phillips-Van Heusen Canada, Inc.	Canada
Phillips-Van Heusen Puerto Rico LLC	Delaware
Prince 1 B.V.	Netherlands
Prince 2 B.V.	Netherlands
Prince Lux 1 S.à r.l.	Luxembourg
Prince Lux 2 S.à r.l.	Luxembourg
PVH Europe B.V.	Netherlands
PVH Europe, Inc.	Delaware
PVH Foreign Holdings Corp.	Delaware
PVH Limited	England
PVH Neckwear, Inc.	Delaware
PVH Prince C.V. Holding Corporation	Delaware
PVH Puerto Rico, Inc.	Delaware
PVH Realty Corp.	Delaware
PVH Retail Stores, Inc.	Delaware
PVH Wholesale Corp.	Delaware
PVH Wholesale New Jersey, Inc.	Delaware
T. H. Deutschland GmbH	Germany
T. H. International N.V.	Netherlands Antilles

TH 1 Holding (Cyprus) Ltd.	Cyprus
TH Belgium BVBA	Belgium
TH Denmark Aps	Denmark
TH France SAS	France
TH Italia S.r.l.	Italy
TH Monument B.V.	Netherlands
TH Osterreich GesmbH	Austria
TH Sweden AB	Sweden
TH UK Ltd.	England
Tomcan Investments, Inc.	Delaware
Tommy Hilfiger (HK) Ltd.	Hong Kong
Tommy Hilfiger (Eastern Hemisphere) Ltd.	British Virgin Islands
Tommy Hilfiger B.V.	Netherlands
Tommy Hilfiger Canada Inc.	Canada
Tommy Hilfiger Canada Retail Inc.	Canada
Tommy Hilfiger Corporation	British Virgin Islands
Tommy Hilfiger Europe B.V.	Netherlands
Tommy Hilfiger Finland OY	Finland
Tommy Hilfiger Footwear Europe GmbH	Germany
Tommy Hilfiger Japan Corporation	Japan
Tommy Hilfiger Japan Holding Godo Kaisha	Japan
Tommy Hilfiger Licensing LLC	Delaware
Tommy Hilfiger (India) Ltd.	British Virgin Islands
Tommy Hilfiger Marka Dagitim	Turkey
Tommy Hilfiger Norge AS	Norway
Tommy Hilfiger Retail, LLC	Delaware
Tommy Hilfiger Schweiz GmbH	Switzerland
Tommy Hilfiger Stores Norge AS	Norway
Tommy Hilfiger U.S.A. Inc.	Delaware
Tommy Hilfiger Wholesale, Inc.	California
Trumpet C.V.	Netherlands
Wellrose Ltd.	Hong Kong

March 30, 2011